SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):JANUARY 23, 1999

                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
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             (Exact name of registrant as specified in its charter)




    DELAWARE                   0-29666                   14-1801565
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(State or other         (Commission File Number)       (IRS Employer
jurisdiction of                                        Identification
incorporation)                                               No.)




52 NORTH MAIN STREET     GLOVERSVILLE, NEW YORK              12078
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code (518) 725-6331


                                    N/A
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         (Former name or former address, if changed since last report.)



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Item 5.   Other Events.

     On  January  23,  1999,   Adirondack  Financial  Services  Bancorp,   Inc.,
("Adirondack"), CNB Acquisition Corp. ("Acquisition") and CNB Bancorp, Inc.("CNB"), entered into an Agreement of Merger (the "Merger Agreement") pursuant to which CNB will acquire Adirondack (the "Merger"). Under the Merger Agreement, the shares of the common stock, par value $.01 per share, of Adirondack outstanding immediately prior to the effective time of the Merger (except for dissenting shares and shares owned by CNB or Acquisition) will be converted into the right to receive $15 million in the aggregate, subject to certain adjustments as set forth in the Merger Agreement in Sections 1.1(f) and 4.18(b).

     A copy of the Merger Agreement is attached as Exhibit 2 hereto and incorporated by reference herein.

     A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99 hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

     2 Agreement of Merger, dated as of January 23, 1999, by and among Adirondack Financial Services Bancorp, Inc., CNB Acquisition Corp. and CNB Bancorp, Inc.

     99   Press Release













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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADIRONDACK FINANCIAL SERVICES
                                              BANCORP, INC.

Date:  January 28, 1999                       By: /s/ Menzo D. Case
                                                  ------------------------------
                                                  Menzo D. Case
                                                  Chief Financial Officer and
                                                    Secretary

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



                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

2 Agreement of Merger, dated as of January 23, 1999, by and among Adirondack Financial Services Bancorp, CNB Acquisition Corp. and CNB Bancorp, Inc.

99      Press Release






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